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                                                            EXHIBIT 21.1


                    COLTEC INDUSTRIES INC AND SUBSIDIARIES

                           PARENTS AND SUBSIDIARIES
                              DECEMBER 31, 1994

      Set forth below is a list of Coltec's principal subsidiaries. All such subsidiaries are consolidated in Coltec's Consolidated Financial Statements.

                                                           Percentage of
                                          State or       Voting Securities
                                        Jurisdiction        Owned by its
Name                                  Where Organized     Immediate Parent
- ----                                  ---------------     ----------------

CII Holdings Inc .................        Delaware                100
Coltec Holdings Inc ..............        Delaware                100
Delavan-Delta, Inc................        Tennessee               100
Delavan Inc ......................        Iowa                    100
Delavan Limited...................        United Kingdom          100
Garlock, A.G......................        Switzerland             100
Garlock Bearings Inc. ............        Delaware                 80
Garlock de Mexico, S.A. de C.V....        Mexico                   65.7
Garlock GmbH .....................        Germany                 100
Garlock (Great Britain) Ltd. .....        United Kingdom          100
Garlock Inc ......................        Ohio                    100
Garlock of Canada Ltd. ...........        Ontario, Canada         100
Garlock Overseas Corporation .....        Delaware                100
Garlock Pty. Limited .............        Australia                80
Garlock, S.A. ....................        Panama                  100
Liard S.A. .......................        France                  100
Louis Mulas, Sucs., S.A. de C.V...        Mexico                   65.7
Menasco Aerospace Ltd. ...........        Ontario, Canada         100
Menasco Aviation Services Ltd. ...        Ontario, Canada         100
Stemco Inc .......................        Texas                   100
The Anchor Packing Company .......        Delaware                100
Walbar Canada Inc. ...............        Ontario, Canada         100
Walbar Inc .......................        Delaware                100

      The names of certain other subsidiaries of Coltec have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.